UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2005

Instinet Group Incorporated

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(Exact Name of Registrant as Specified in Charter)

Delaware 000-32717 13-4134098

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3 Times Square, New York, New York 10036

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Registrant's telephone number, including area code: 212-310-9500

Not Applicable

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 4, 2005, Instinet Group Incorporated ("Instinet") issued a press release announcing its fourth quarter 2004 and full year 2004 results. The press release included an announcement that during the fourth quarter of 2004 Instinet began classifying transaction related regulatory fees as an expense in brokerage, clearing and exchange fees. These fees had previously been recorded as a reduction of the corresponding transaction revenue and shown on a net basis. Instinet has restated its Consolidated Statements of Operations for the past eight quarters starting with the first quarter of 2003 reflecting the re-classification. The revised and reported Consolidated Statements of Operations tables are filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 8.01. Other Events.

On February 4, 2005, Instinet also announced a cost reduction plan for 2005, which began in the fourth quarter of 2004 with severance expense and the fixed asset write offs. This cost reduction plan includes condensing our technology footprint, consolidating office space, reducing discretionary expenses and will result in accompanying declines in our headcount levels. Instinet expects that the cost reduction plan will reduce annualized fixed costs excluding compensation expense by approximately $50 million by the end of the fourth quarter of 2005 when compared to the third quarter of 2004. Although this includes a reduction in headcount, compensation expense as a percentage of gross revenues may increase moderately in 2005 due to increases in stock based compensation expense and other factors. In connection with this cost reduction plan, Instinet may have additional one time expenses during 2005 in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number Description

99.1 Revised and Reported Consolidated Statements of Operations tables dated February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

INSTINET GROUP INCORPORATED

Registrant

Date: February 10, 2005

By: /s/ John F. Fay

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John F. Fay

Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

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99.1 Revised and Reported Consolidated Statements of Operations tables dated February 10, 2005.